UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                                (Amendment No. 1)


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 27, 2004

                           PROSPECT ENERGY CORPORATION
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Maryland                                333-114552                     43-2048643
(State or other jurisdiction of             (Commission File Number)           (I.R.S. Employer
     incorporation) Number)                                                  Identification Number)



                  10 East 40th Street, New York, New York 10016
      --------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (212) 448-0702
      --------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                       INFORMATION INCLUDED IN THIS REPORT

         As previously disclosed in the current report on Form 8-K filed September 27, 2004 (the "Initial 8-K") and the quarterly report on Form 10-Q for the period ended September 30, 2004, Prospect Energy Corporation acquired substantially all of the assets of Gas Solutions Ltd. through its wholly owned subsidiaries, effective as of September 24, 2004, under an Amended and Restated Purchase and Sale Agreement executed on September 23, 2004, between Gas Solutions Ltd. and MNW Partners, LLC. The assets involved in the acquisition of Gas Solutions Ltd. included the operations of certain gas gathering systems in Gregg, Upshur, Rusk and Smith counties of East Texas as well as two processing facilities in the Longview and Chapel Hill areas of East Texas. Such assets acquired from Gas Solutions Ltd. are held in Gas Solutions II Ltd., a wholly owned subsidiary of Prospect Energy. The acquisition cost was $28,503,000 plus acquisition expenses of $1,841,000, principally comprising underwriting fees and related legal and professional fees, for a total cost of $30,344,000. In this Amendment No. 1 to Current Report on Form 8-K/A, or the "Amended 8-K/A," we refer to Prospect Energy Corporation as "Prospect Energy," "we," "us" or "our" and to Gas Solutions Ltd. as "Gas Solutions."

         Included in the acquisition cost as mentioned above, Gas Solutions II Ltd. executed a Secured Promissory Note, or the Note, in the amount of $25 million payable to Prospect Energy, and executed a first mortgage and security agreement encumbering substantially all of its assets to secure the Note. On September 30, 2004, Prospect Energy transferred its equity investment in Gas Solutions II, Ltd. into a wholly owned, consolidated subsidiary, Prospect Energy Holdings, Inc., or "PEHI." Prospect Energy hereby amends the Initial 8-K to provide the required financial statements relating to its acquisition of Gas Solutions, all as more fully described in this Amended 8-K/A.

SECTION 8 - OTHER EVENTS

Item 8.01   Other Events

         On December 6, 2004, Dallas Gas Partners, LP ("DGP") served Prospect Energy with a complaint filed November 30, 2004 in the United States District Court for the Southern District of Texas in Galveston. DGP alleges that DGP was defrauded and that Prospect Energy breached its fiduciary duty to DGP and tortiously interfered with DGP's contract with Gas Solutions in connection with Prospect Energy's agreement with DGP. The complaint seeks relief not limited to $100 million. Each of the principals of the predecessor general partner of DGP, constituting all the management and ownership interests in such predecessor, and all of the limited partners of DGP, on September 24, 2004 executed a release in favor of Prospect Energy, forever discharging Prospect Energy from any and all claims in connection with Prospect Energy's agreement with DGP. Prospect Energy believes that the DGP complaint is frivolous and without merit, and Prospect Energy intends to defend the matter vigorously.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

         The following financial statements of Gas Solutions are included at the end of this Amended 8-K/A and are filed together with this Amended 8-K/A and incorporated into this Amended 8-K/A by reference. Please see pages F1 - F12 to this Amended 8-K/A.



(b)      Pro forma financial information.

         In this Amended 8-K/A, Prospect Energy furnishes the unaudited pro forma Statements of Operations for the three months ended September 30, 2004 and for the fiscal year ended June 30, 2004, illustrating the effects of the Gas Solutions acquisition as if it had been consummated as of the beginning of the period. In accordance with Rule 11-02(c)(1) of Regulation S-X of the Securities Exchange Act of 1934, as amended, a pro forma balance sheet has not been prepared to give effect to the first quarter acquisition of Gas Solutions as it is already reflected in the consolidated balance sheet presented in the quarterly report filed on Form 10-Q for the period ended September 30, 2004.

         Prospect Energy was organized on April 13, 2004. Prospect Energy did not conduct any operations prior to the closing of its initial public offering, which closed on July 30, 2004, and did not close its first investment until September 24, 2004.

         The pro forma financial statements included in this Amended 8-K/A do not purport to represent what Prospect Energy's actual results of operations or financial position would have been had the acquisition of Gas Solutions been consummated on or prior to such dates or for the periods indicated. You should not view these financial statements as necessarily indicative of the effects that may be expected to occur in the future. We have prepared these unaudited pro forma financial statements for informational purposes only, and you should read them in conjunction with the consolidated financial statements and notes of Prospect Energy and the other financial information included in Prospect Energy's quarterly report on Form 10-Q for the period ended September 30, 2004. See pages F13 - F15 attached to this Amended 8-K/A.



(c)      Exhibits.

         Listed below are the exhibits that are furnished herewith as part of this report (according to the number assigned to them in Item 601 of Regulation S-K):

     Exhibit No.                   Description of Document
--------------------------------------------------------------------------------

         2.1 Amended and Restated Purchase and Sale Agreement between Gas Solutions Ltd. and MNW Partners, LLC*(1)


         (1) Previously filed as an exhibit to Prospect Energy's Quarterly Report on Form 10-Q for the period ended September 30, 2004, filed on November 12, 2004.

          * Prospect Energy agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.


         This Amended Form 8-K/A may contain, among other things, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to Prospect Energy's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "will," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or other similar expressions. We base such statements on currently available operating, financial and competitive information; such statements are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue reliance on such forward-looking statements, as they speak only as of the date on which they are made. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PROSPECT ENERGY CORPORATION
                                              (Registrant)


                                              By: /s/  John F. Barry III
                                                 -------------------------------
                                                 Name:  John F. Barry III
                                                 Title: Chief Executive Officer



Date:    December 7, 2004

                    TABLE OF CONTENTS OF FINANCIAL STATEMENTS
                    -----------------------------------------

                                                                            PAGE
                                                                            ----

GAS SOLUTIONS, LTD.

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheets as of December 31, 2003 (audited) and as of
September 23, 2004 (audited)                                                 F-2

Statements of Income for the year ended December 31, 2003 (audited)
and the eight months and 23 days in the period ended September 23, 2004
(audited)                                                                    F-3

Statements of Partners' Capital for the year ended December 31, 2003
(audited) and the eight months and 23 days in the period ended
September 23, 2004 (audited)                                                 F-4

Statements of Cash Flows for the year ended December 31, 2003
(audited) and the eight months and 23 days in the period ended
September 23, 2004 (audited)                                                 F-5

Notes to Financial Statements                                                F-6

PROSPECT ENERGY CORPORATION

Pro Forma Condensed Statement of Operations for the three months ended
September 30, 2004 (unaudited)                                              F-13

Pro Forma Condensed Statement of Operations for the fiscal year
ended June 30, 2004 (unaudited)                                             F-14

Notes to Pro Forma Financial Statements                                     F-15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Prospect Energy Corporation
New York, New York

We have audited the accompanying balance sheets of Gas Solutions, Ltd. (a Texas Limited Partnership) as of September 23, 2004 and December 31, 2003, and the statements of income, partners' capital, and cash flows for the eight months and 23 days in the period ended September 23, 2004 and for the year ended December 31, 2003. These financial statements are the responsibility of Prospect Energy's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gas Solutions, Ltd. as of September 23, 2004 and December 31, 2003, and the results of its operations and its cash flows for the eight months and 23 days in the period ended September 23, 2004 and for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/  BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas
December 7, 2004

                               GAS SOLUTIONS, LTD.
                                 BALANCE SHEETS


                                                                                  September 23,     December 31,
Assets                                                                                2004              2003
                                                                                 ----------------   --------------
Current Assets
     Cash and cash equivalents..............................................     $     2,417,901    $     908,103
     Accounts receivable, net of $50,000 allowance for both periods.........           4,409,953        3,544,982
     Inventory..............................................................             185,652           92,389
     Prepaid expenses.......................................................             192,735           38,424
                                                                                 ----------------   --------------
Total current assets........................................................           7,206,241        4,583,898
                                                                                 ----------------   --------------

Property, Plant and Equipment
     Land...................................................................             644,073          201,700
     Building...............................................................              61,401           61,401
     Gathering systems......................................................           4,591,948        4,591,947
     Plant equipment and vehicles...........................................           6,700,921        6,586,726
     Office furniture and equipment.........................................             190,635          180,169
                                                                                 ----------------   --------------

                                                                                      12,188,978       11,621,943
Less accumulated depreciation...............................................          (5,990,406)      (4,978,244)
                                                                                 ----------------   --------------

Total property, plant and equipment.........................................           6,198,572        6,643,699
                                                                                 ----------------   --------------

Other Asset
     Producer contracts, net of $444,338 and $411,851 of amortization.......             205,391          237,878
                                                                                 ----------------   --------------

Total Assets................................................................     $    13,610,204    $  11,465,475
                                                                                 ================   ==============


Liabilities and Partners' Capital

Current liabilities
     Accounts payable.......................................................     $     2,551,010    $   2,301,247
     Retirement contributions payable.......................................                  --           59,575
     Accrued expenses.......................................................           1,897,818        1,623,297
                                                                                 ----------------   --------------

Total current liabilities...................................................           4,448,828        3,984,119
                                                                                 ----------------   --------------

Commitments and Contingencies

Partners' Capital...........................................................           9,161,376        7,481,356
                                                                                 ----------------   --------------

Total Liabilities and Partners' Capital.....................................     $    13,610,204    $  11,465,475
                                                                                 ================   ==============


                See accompanying notes to financial statements.

                               GAS SOLUTIONS, LTD.
                              STATEMENTS OF INCOME



                                                                                  For the Eight
                                                                                  Months and 23
                                                                                   Days in the        For the Year
                                                                                  Period Ended            Ended
                                                                                  September 23,        December 31,
                                                                                      2004                2003
                                                                                 ----------------     --------------
Net Revenues................................................................     $    12,217,641      $  12,140,331

Operating and administrative expenses.......................................           5,795,243          6,676,352
                                                                                 ----------------     --------------

Net income from operations..................................................           6,422,398          5,463,979
                                                                                 ----------------     --------------

Other Income (Expense)
     Loss on disposition of assets..........................................                   -             (8,885)
     Interest income........................................................               7,622              8,353
     Interest expense.......................................................                   -            (66,704)
                                                                                 ----------------     --------------

Total other income (expense)................................................               7,622            (75,589)
                                                                                 ----------------     --------------

Income from continuing operations...........................................           6,430,020          5,397,275
                                                                                 ----------------     --------------

Discontinued Operations
     Loss from operations of discontinued assets............................                   -            (13,466)
     Gain on disposal of assets.............................................                   -          2,299,017
                                                                                 ----------------     --------------

Total Income  from Discontinued Operations..................................                   -          2,285,551
                                                                                 ----------------     --------------

Net Income..................................................................     $     6,430,020      $   7,682,826
                                                                                 ================     ==============


                See accompanying notes to financial statements.

                               GAS SOLUTIONS, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL


                                                               General            Limited
                                                               Partner            Partners             Total
                                                            ---------------    ---------------     ---------------
Partners' Capital, January 1, 2003....................      $       79,006     $    7,821,566      $    7,900,572

Net income............................................              76,828          7,605,998           7,682,826

Partner distributions.................................             (81,020)        (8,021,022)         (8,102,042)
                                                            ---------------    ---------------     ---------------

Partners' Capital, December 31, 2003..................              74,814          7,406,542           7,481,356

Net income............................................              64,300          6,365,720           6,430,020

Partner distributions.................................             (47,500)        (4,702,500)         (4,750,000)
                                                            ---------------    ---------------     ---------------

Partners' Capital, September 23, 2004.................      $       91,614     $    9,069,762      $    9,161,376
                                                            ===============    ===============     ===============



                See accompanying notes to financial statements.


                                                          GAS SOLUTIONS, LTD.
                                                       STATEMENTS OF CASH FLOWS

                                           Increase (Decrease) in Cash and Cash Equivalents

                                                                                  For the Eight
                                                                                  Months and 23
                                                                                   Days in the           For the
                                                                                  Period Ended          Year Ended
                                                                                  September 23,        December 31,
                                                                                      2004                2003
                                                                                 ----------------     --------------
Cash Flows from Operating Activities:
Net income..................................................................     $     6,430,020      $   7,682,826
Adjustments to reconcile net income to net cash provided by
     operating activities:
         Depreciation.......................................................           1,012,162          1,251,384
         Amortization of producer contracts.................................              32,487            113,742
         Gain on disposition of assets......................................                  --         (2,299,017)
         Accounts receivable................................................            (864,971)           (51,465)
         Inventory..........................................................             (93,263)            38,173
         Prepaid expenses...................................................            (154,311)                82
         Accounts payable...................................................             249,763           (416,437)
         Retirement contributions payable...................................             (59,575)            59,575
         Accrued expenses...................................................             274,521            (94,393)
                                                                                 ----------------     --------------

Net cash provided by operating activities...................................           6,826,833          6,284,470
                                                                                 ----------------     --------------

Cash Flows from Investing Activities:
     Proceeds from sale of assets...........................................                  --         16,000,000
     Purchase of property, plant and equipment..............................            (567,035)          (695,470)
     Purchase of Chapel Hill processing plant...............................                  --         (2,000,000)
                                                                                 ----------------     --------------

Net cash provided (used) by investing activities............................            (567,035)        13,305,530
                                                                                 ----------------     --------------

Cash Flows from Financing Activities:
     Repayment of long-term debt............................................                  --        (12,000,000)
     Partner distributions..................................................          (4,750,000)        (8,102,042)
                                                                                 ----------------     --------------

Net cash used by financing activities.......................................          (4,750,000)       (20,102,042)
                                                                                 ----------------     --------------

Net increase (decrease) in cash and cash equivalents........................           1,509,798           (512,042)
                                                                                 ----------------     --------------

Cash and cash equivalents at beginning of period............................             908,103          1,420,145
                                                                                 ----------------     --------------

Cash and cash equivalents at end of period..................................     $     2,417,901      $     908,103
                                                                                 ================     ==============



                See accompanying notes to financial statements.

                               GAS SOLUTIONS, LTD.
                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Gas Solutions, Ltd., or "Gas Solutions," was formed in 1998 as a Texas limited partnership for the purpose of purchasing and operating a natural gas pipeline gathering system and processing plant located in Longview, Texas. Gas Solutions began operations of the Longview plant effective March 1, 1999. A second gas gathering system located in Price, Texas was purchased in 1999 and began operations December 1, 1999. In addition to the two gas gathering systems and one processing plant, Gas Solutions operates approximately 1,000 miles of pipeline for gathering and delivery of gas and natural gas liquid products.

On February 21, 2003, Gas Solutions sold all of its interests in oil, gas and mineral leases, along with all real and personal property used in the operations of those properties to Danmark Energy L.P., effective January 1, 2003. Also included in the assets sold was Gas Solutions' office building, and a 2.437% interest in the Exxon-Mobil Corporation Dover-Hennessey Gas Products Plant located in Kingfisher County, Oklahoma. The total consideration received for the assets was $16,000,000.

In September 2003, Gas Solutions purchased and began operating the Chapel Hill Plant near Winona, Texas. This operation includes approximately 100 miles of low-pressure pipeline, which is used for gathering and processing gas from numerous operators in Smith County. The natural gas liquid products are marketed by truck to various customers, and the remaining gas is delivered to a major pipeline.

In January 2004, Gas Solutions signed an agreement with Exxon-Mobil to build a pipeline from Exxon's facilities in Hawkins, Texas to Gas Solutions' processing plant in Longview. The terms of the agreement provide for Gas Solutions to build and own the pipeline. Upon completion of the pipeline, Gas Solutions will receive a fee for transporting Exxon-Mobil's products through the pipeline.

Effective as of September 24, 2004, Prospect Energy Corporation acquired, through 100% owned entities, substantially all of the assets of Gas Solutions pursuant to the Amended and Restated Purchase and Sale Agreement executed on September 23, 2004, for a total purchase price of $30,344,000.

Partner Capital Accounts

Gas Solutions' partnership agreement provides that the net cash flow (as defined in such agreement) shall be distributed to the general and limited partners in accordance with their partnership percentage. Excess revenue over expenses shall be allocated among the general and limited partners in the same proportions as net cash flow described above. Excess expenses over revenue shall be allocated, in all cases, among the general and limited partners in accordance with their partnership percentages.

Revenue Recognition

Gas Solutions gathers casinghead gas from oil and gas well lease operators and processes the gas for its liquid products. The natural gas liquid (NGL) products are ethane, propane, butane and gasoline and are transported primarily by pipeline. Gas Solutions' NGL sales are significantly concentrated in three customers. These three customers represented 87% of total sales for the period ended September 23, 2004, and 77% of total sales for the year ended December 31, 2003. Sales prices are tied to the Mt. Belvieu, Texas and Non-TET price indexes for those liquid products. A significant portion of the dry residue gas is used to fuel the operations of the plant and the remainder is sold to natural gas pipelines or sold back to the lease operators for lease operations.

All products are metered and revenues are recognized each month based on the pipeline meter readings for products delivered.

Environmental Issues

Gas Solutions is subject to extensive Federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require Gas Solutions to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

Liabilities for expenditures of a noncapital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component are fixed or reliably determinable. Currently, Gas Solutions is only aware of a limited number of remediation issues and those issues are not considered to be material to the financial statements.

Management's Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Gas Solutions reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

Cash Equivalents

For purposes of the statements of cash flows, Gas Solutions considers interest bearing investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Gas Solutions is not a taxpaying entity for federal income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Partnership income and losses are reflected in the partners' individual or corporate income tax returns in accordance with their ownership percentages.

Note 2 - Operating Agreements

Gas Solutions has an agreement with Sulphur River Gathering LP (SRG) to operate and maintain SRG's low pressure gathering system, compress and process casinghead gas, and perform some administrative and accounting functions. This agreement was assigned by SRG to Enbridge Pipelines, LLC (EPL) during 2002. All costs to integrate the two systems were shared on a 50/50 basis and SRG reimbursed Gas Solutions for those costs over the first six months of delivery of gas. For these services EPL pays a monthly fee as specified in the contract. Gas Solutions received monthly payments of $45,020 for the period ended September 23, 2004 and $43,709, for the year ended December 31, 2003 for these services. In addition, Gas Solutions receives a compression fee equal to $0.05 per mcf for each stage of compression, with approximately four stages required. Gas Solutions also retains various percentages of the individual natural gas liquids. The primary term of the agreement is for 10 years ending April 1, 2010, with a year-to-year renewal thereafter.

Gas Solutions entered into an agreement with Exxon Mobil Corporation to receive and process all gas produced from wells connected to approximately fifty-eight miles of pipeline system and associated facilities located in Gregg and Rusk Counties in Texas. Gas Solutions receives a compression fee equal to $0.05 per mcf stage of compression, not to exceed a total of four stages of compression. Gas Solutions also retains various percentages of the individual natural gas liquids. The primary term of the agreement is for 10 years ending August 31, 2011, with a year-to-year renewal thereafter.

Note 3 - Accounts Receivable

Gas Solutions' receivables consist of amounts due from the sales of natural gas liquid products, dry gas sales, oil and gas production and the amounts billed for management and processing fees pursuant to operating agreements with various customers. At September 23, 2004 and December 31, 2003, receivables from three customers represented 63% and 71% of total receivables. Receivables are uncollateralized with 30-day terms.

It is management's policy to review the outstanding accounts receivable at period-end, as well as prior bad debt experience, and as a result, established an allowance for doubtful accounts of approximately $50,000 for both periods.

Note 4 - Inventory

Inventory is stated at the lower of cost or market. Inventory consists of chemical and lubricant supplies used in plant operations and natural gas liquids in the pipeline at the financial statement date.

The following is a summary of inventory at September 23, 2004 and December 31, 2003:


                                                           September 23,          December 31,
                                                                2004                  2003
                                                         -------------------     ----------------

              Chemicals and lubricants.............      $           34,635      $        31,631
              NGL..................................                   7,017               10,758
              Parts inventory......................                 144,000               50,000
                                                         -------------------     ----------------

              Total inventory......................      $          185,652      $        92,389
                                                         ===================     ================



Note 5 - Property and Equipment

Property and equipment have been recorded at cost. The cost of bulk purchases of assets, such as the Longview plant, the Price plant, and the Chapel Hill plant, were allocated based on their respective fair values as set forth by the purchase and sale agreements for each plant. Depreciation is provided over the estimated useful lives of the assets as follows:


                            Description                        Method                Life
              ----------------------------------------   -------------------  --------------------
              Building..............................       Straight Line           15 years
              Gathering systems.....................           200 DB              10 years
              Plant equipment & vehicles............           200 DB             5-10 years
              Office furniture & equipment..........           200 DB             5-10 years


Depreciation expense for the period ended September 23, 2004 and for the year ended December 31, 2003 totaled $1,012,162 and $1,251,384, respectively.

Additions, improvements, and expenditures for repairs and maintenance on equipment that are material in nature and significantly add to the productivity or extend the economic life of assets are capitalized. Any immaterial amounts incurred as recurring expenditures for repairs are charged to operations.

Note 6 - Other Asset

In connection with the acquisition of its Longview and Price plants and an operating interest in the Dover-Hennessey Gas Products Plant, Gas Solutions purchased existing producer contracts with oil and gas well lease operators. The purchase price was assigned to those contracts based on their respective fair values as set forth in the purchase and sale agreements for each plant. Accumulated amortization on these contracts was $444,338 and $411,851 at September 23, 2004 and December 31, 2003, respectively.

For purposes of amortization, methods and useful lives were determined by management's assessment of asset recoverability and provided for as follows:


                            Description                                      Method                      Life
     ----------------------------------------------------------    ----------------------------     ---------------
     Producer contracts-Longview and Price Plants                  Units of Production              15 years
     Producer contracts-Dover-Hennessey Plant                      Straight Line                    10 years



Note 7 - Notes Payable

Gas Solutions had a revolving credit loan agreement with Bank of Texas, N.A. The original proceeds were used to retire existing indebtedness and finance the acquisition and development costs of Gas Solutions' oil and gas production activities. The balance was paid in full in February 2003.

Note 8 - Pension Plan

Gas Solutions has adopted a Simplified Employee Pension - Individual Retirement Accounts Contribution under section 408(k) of the Internal Revenue Code for all employees who are at least 18 years old and are compensated $450 or more during the year. Contributions are made at the discretion of Gas Solutions and are limited by the provisions of the Internal Revenue Code. For the year ended December 31, 2003, the contribution was 5% of compensation, or $59,575. For the period ended September 23, 2004, no contribution was made.

Note 9 - Related Party Transactions

Gas Solutions contracted with Well-Pro Services, L.P. to provide certain oil and gas well operating services. A limited partner, Daniel M. Mitchell, of Well-Pro Services is also limited partner of Gas Solutions. Gas Solutions paid $139,317 to Well-Pro Services in 2003. This agreement was terminated in February 2003 when Gas Solutions' oil and gas production interests were sold.

Danmark Energy L.P. provides accounting and clerical support services to Gas Solutions. Under a verbal agreement, Gas Solutions pays Danmark $2,500 per month for these services. This agreement was terminated September 24, 2004.

Gas Solutions contracted with a limited partner, Daniel M. Mitchell, to provide consulting services and to supervise the overall plant operations. This agreement requires Gas Solutions to pay the limited partner $5,000 per month for 5 years beginning March 1, 2003 for these services. This agreement was terminated September 24, 2004.

As discussed in Note 1, Gas Solutions sold substantially all of its interests in oil and gas working interests, the Dover-Hennessey Gas Processing Plant, and related assets to Danmark Energy L.P. for $16,000,000. The sale was effective January 1, 2003. The interest in the Dover-Hennessey Gas Processing Plant was reacquired in September 2003 for $700,000 and sold to an unrelated third-party on the same day at the same price.

Note 10 - Commitments and Contingencies

Commitments

As part of an agreement with Bank of America, Gas Solutions agreed that Gas Solutions would assign and convey to the Bank of America's designee, Lasalle Street Natural Resources Corporation, a Net Profits Interest (NPI) in the Longview Gas Plant. This assignment was made as additional consideration payable to Bank of America and not as additional collateral security, and is to be retained in perpetuity. Total NPI payments totaled $163,847 and $159,623 for the period ended September 23, 2004 and the year ended December 31, 2003, respectively.

Contingencies

The Longview Gas Plant is constructed on 35 acres of 111.26 acres of an undivided tract of land referred to as 115 acres, more or less, out of the Jefferson Mosley Survey, A-153, Gregg County, Texas. Gas Solutions owns 97.9165% of the tract and leases the balance. Currently there exists one heir that refuses to sign a surface lease agreement or to accept the lease payment offered. The lease agreements currently in effect expire in 2006. Management is attempting to purchase the remaining interests. For those not interested in selling, management plans to seek from the courts a partitioning of the land.

Litigation

Gas Solutions is a defendant in a lawsuit claiming a royalty interest in leases previously owned by Gas Solutions. The plaintiff has claimed an interest in the property since the 1930's, and has included all oil companies owning the subject lease since that time. The amount and likelihood of any loss from the lawsuit is unknown at this time.

Gas Solutions is also a defendant in a lawsuit which alleges a property owner's land was damaged by the activities of Gas Solutions. The property owner seeks $36,000 in damages. The outcome of this lawsuit is unknown at this time, but legal counsel believes that the case will ultimately be resolved for an amount less than $36,000.

Gas Solutions is a defendant in a lawsuit which alleges property damages against several oil companies. The 188th Judicial District Court of Gregg County, Texas, has entered a summary judgment on Gas Solutions' behalf, because any damages occurred prior to the time Gas Solutions acquired title to the property. The amount of any loss from this lawsuit is unknown at this time.

Note 11 - Concentration of Credit Risk

Gas Solutions maintains a majority of its cash balances at one local financial institution. At times such investments may be in excess of the Federal Deposit Insurance Corporation (FDIC) limit. At September 23, 2004, the cash balances which were not covered by FDIC insurance totaled $2,317,901.

As described in Note 1, Gas Solutions gathers casinghead gas from oil and gas well lease operators and processes the gas for its liquid products. Gas Solutions' NGL sales are significantly concentrated in three customers. Sales prices are tied to the Mt. Belvieu, Texas and Non-TET price indexes for those liquid products, and Gas Solutions' economic conditions could be affected by fluctuations in those indexes.

Note 12 - Supplemental Cash Flow Information

For the year ended December 31, 2003, Gas Solutions paid interest in cash totaling $88,514. There was no interest paid for the period ended September 23, 2004.


                                                      PROSPECT ENERGY CORPORATION
                                              PRO FORMA CONDENSED STATEMENT OF OPERATIONS


                                       For the three months ended September 30, 2004 (unaudited)

                                                 (in thousands, except per share data)

                                         Prospect Energy    Gas Solutions    Adjustments      Notes     Pro forma
                                        ------------------- -------------- ----------------- --------- -------------
Operating income:
Interest income                                 $    266               --               --               $    266
Other income                                          --        $   4,675        $  (4,675)    1,2             --
                                        ----------------------------------------------------           -------------
Total operating income                          $    266        $   4,675        $  (4,675)              $    266
                                        ----------------------------------------------------           -------------

Operating expenses:
Investment advisory fee                         $    337               --               --               $    337
Administration fee                                    73               --               --                     73
Insurance expense                                     61               58              (58)      2             61
Legal and professional fees                          160               --               --                    160
General and administrative expenses                   69               --               --                     69
Other operating expenses                              --            1,922           (1,922)      2              0
                                        ----------------------------------------------------           -------------
Total operating expenses                             700            1,980           (1,980)                   700
                                        ----------------------------------------------------           -------------

Net investment income (loss)                    $   (434)       $   2,695        $  (2,695)              $   (434)
                                        ----------------------------------------------------           -------------

Net unrealized depreciation                     $     (7)              --               --               $     (7)
                                        ----------------------------------------------------           -------------
Net decrease in stockholder's equity
    resulting from operations                   $   (441)              --               --               $   (441)
                                        ====================================================           =============

Basic net decrease in stockholders'
    equity per common share resulting
    from operations                             $  (0.09)              --               --               $  (0.09)



           See accompanying notes to pro forma financial statements.


                                                      PROSPECT ENERGY CORPORATION
                                              PRO FORMA CONDENSED STATEMENT OF OPERATIONS


                                          For the fiscal year ended June 30, 2004 (unaudited)

                                                 (in thousands, except per share data)


                                         Prospect Energy    Gas Solutions    Adjustments      Notes     Pro forma
                                        ------------------- -------------- ----------------- --------- -------------
Operating income:
Other income                                          --        $  15,365        $ (15,365)   1                --
                                        ----------------------------------------------------           -------------
Total operating income                                --        $  15,365        $ (15,365)                    --
                                        ----------------------------------------------------           -------------

Operating expenses:
Insurance expense                                     --              194             (194)                    --
Legal and professional fees                     $    100               --               --               $    100
Other operating expenses                              --            7,670           (7,670)                    --
                                        ----------------------------------------------------           -------------
Total operating expenses                        $    100            7,864           (7,864)                   100
                                        ----------------------------------------------------           -------------

Net investment income (loss)                          --        $   7,501        $  (7,501)                    --
                                        ----------------------------------------------------           -------------

Net unrealized depreciation                           --               --               --                     --
                                        ----------------------------------------------------           -------------
Net decrease in stockholder's equity
    resulting from operations                   $    100               --               --               $    100
                                        ====================================================           =============

Basic net decrease in stockholders'
    equity per common share resulting
    from operations                                   --               --               --               $  (1.00)



           See accompanying notes to pro forma financial statements.

                           PROSPECT ENERGY CORPORATION
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS


1. Adjustment to reflect Prospect Energy filing under the Investment Act of 1940, as amended (the "1940 Act"). Effective as of September 24, 2004, Prospect Energy acquired through wholly owned entities substantially all of the assets of Gas Solutions Ltd. under an Amended and Restated Purchase and Sale Agreement executed on September 23, 2004. Such assets acquired from Gas Solutions Ltd. are held in Gas Solutions II Ltd., a wholly owned subsidiary of Prospect Energy. On September 30, 2004, Gas Solutions II Ltd. was transferred to, and will be consolidated into, PEHI. Since Prospect Energy files reports with the SEC as an investment company under the rules and regulations of the 1940 Act, Prospect Energy reflects its investment in Gas Solutions at fair value in this Amended 8-K/A and does not consolidate its investment in Gas Solutions in its financial statements.

2. The financial information for Gas Solutions is reflected as of September 23, 2004, and therefore does not reflect the purchase accounting adjustment resulting from Prospect Energy's acquisition of substantially all of the assets of Gas Solutions under the Amended and Restated Purchase and Sale Agreement executed on September 23, 2004.